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                                                                   Exhibit 10.61


                                                                  CONFORMED COPY


                         RECEIVABLES PURCHASE AGREEMENT

                          dated as of November 30, 2001


                          As amended by AMENDMENT NO.1

                           dated as of August 29, 2003

                                      among



                       ENERGY SERVICES FUNDING CORPORATION



                            UGI ENERGY SERVICES, INC.



                        MARKET STREET FUNDING CORPORATION



                                       and



                         PNC BANK, NATIONAL ASSOCIATION
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      This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of November 30, 2001, as amended by Amendment No. 1, dated as of August 29, 2003, among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as seller (the "Seller"), UGI ENERGY SERVICES, INC., a Pennsylvania corporation ("UGI"), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), MARKET STREET FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").

      PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the "Agreement" refer to this Agreement.

      The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Issuer.

      In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

      Section 1.1 Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Issuer hereby agrees to purchase, and make reinvestments of, undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from December 4, 2001 to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit.

      (b) The Seller may, upon at least 60 days' written notice to the Administrator, terminate the Purchase Facility provided in this Section in whole or, upon at least 30 days' written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000.

      Section 1.2 Making Purchases. (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller's irrevocable written notice in the form of Annex B (the "Purchase Notice") delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator before 11:00 a.m., New York City time) at least (x) one Business Day before the requested purchase date in the case of a purchase of less than $50,000,000 and
(y) two Business Days before the requested purchase date in the case of a purchase of at least
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$50,000,000, which notice in each case shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000 and shall be in integral multiples of $100,000, being the Capital relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in Capital.

      (b) On the date of each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in
Exhibit II, make available to the Seller in same day funds, at Mellon Bank, Pittsburgh, Pennsylvania, account number 016-7425, ABA# 043000261, an amount equal to the Capital relating to the undivided percentage ownership interest then being purchased as set forth in the applicable Purchase Notice.

      (c) Effective on the date of each purchase pursuant to this Section and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

      (d) To secure all of the Seller's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Issuer a security interest in all of the Seller's right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables,
(ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security, (iv) the Lock-Box Accounts (and the related lock-boxes) and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts (and such related lock-boxes) and such amounts on deposit therein, (v) all books and records of each Receivable, and all rights, remedies, powers and privileges of the Seller in any accounts into which Collections are or may be received and all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreement and (vi) all proceeds and products of, and all amounts received or receivable under any or all of, the foregoing (collectively, the "Pool Assets"). The Issuer shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Issuer, all the rights and remedies of a secured party under any applicable UCC. In connection with the transfer of the undivided interest set forth in Section 1.2(c) or the grant of the security interest in the Pool Assets set forth in this Section 1.2(d), by signing this Agreement in the space provided, the Seller hereby authorizes the filing of all applicable UCC financing statements in all necessary jurisdictions.

      Section 1.3 Purchased Interest Computation. The Purchased Interest shall be initially computed on the date of the initial purchase hereunder. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator or the happening of the events set forth in


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the next sentence) be deemed to be 100%. The Purchased Interest shall become zero when the Capital thereof and Discount thereon shall have been paid in full, all the amounts owed by the Seller and required to be deposited by the Servicer hereunder to the Issuer, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

      Section 1.4 Settlement Procedures. (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

      (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

            (i) set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the Issuer, out of the Issuer's Share of such Collections, first, an amount equal to the Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the fees set forth in the Fee Letter accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the Issuer's Share of the Servicing Fee accrued through such day and not previously set aside,

            (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, on behalf of the Issuer, the remainder of the Issuer's Share of such Collections. Such remainder shall be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not reinvest, but shall set aside and hold in trust for the Issuer (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%,

            (iii) if such day is a Termination Day, set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the Issuer the entire remainder of the Issuer's Share of the Collections; provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of "Termination Day" and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator, such previously set-aside amounts shall be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions, and

            (iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause
      (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller's Share of the Servicing Fee accrued and unpaid through such day.


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      (c) The Servicer shall deposit into the Administration Account (or such other account designated by the Administrator), on each Settlement Date (or solely with respect to Collections held for the Issuer pursuant to clause (f) such other date as set forth in clause (f)(iii) for such payment), Collections held for the Issuer pursuant to clause (b)(i) or (f) plus the amount of Collections then held for the Issuer pursuant to clauses (b)(ii) and (iii) of
Section 1.4; provided, that if UGI or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified UGI (or such Affiliate) that the right to retain the portion of the Collections set aside pursuant to clause (b)(i) that represent the Issuer's Share of the Servicing Fee is revoked, UGI (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the Issuer's Share of the Servicing Fee in payment in full of the Issuer's Share of accrued Servicing Fees so set aside. On the last day of each Settlement Period, the Administrator will notify the Servicer by facsimile of the amount of Discount accrued with respect to each Portion of Capital during such Settlement Period or portion thereof.

      (d) Upon receipt of funds deposited into the Administration Account pursuant to clause (c), the Administrator shall cause such funds to be distributed as follows:

            (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Issuer in payment in full of all accrued Discount and fees (other than Servicing
      Fees) with respect to each Portion of Capital, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause
      (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the Issuer's Share of accrued Servicing Fees so set aside, and

            (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Issuer in payment in full of all accrued Discount with respect to each Portion of Capital, second to the Issuer in payment in full of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, to the Servicer in payment in full of all accrued Servicing Fees, and fourth, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.

After the Capital, Discount, fees payable pursuant to the Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

      (e)   For the purposes of this Section 1.4:

            (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment


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      made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

            (ii) if on any day any of the representations or warranties in
      Section 1(g) or (n) of Exhibit III, or Section 2, 3 or 4 of Exhibit VI is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

            (iii) except as provided in clause (i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

            (iv) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or the Issuer but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

      (f) If at any time, the Seller shall wish to cause the reduction of the Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows:

            (i) the Seller shall give the Administrator and the Servicer written notice in the form of Annex C (A) at least one Business Day prior to the date of such reduction for any reduction of Capital less than or equal to $20,000,000; (B) at least two Business Days prior to the date of such reduction for any reduction of Capital greater than $20,000,000 and less than or equal to $50,000,000; and (C) at least three Business Days prior to the date of such reduction for any reduction of Capital greater than $50,000,000, in each case such notice shall have been received by 3:00 p.m. New York City time on such date and shall include the amount of such proposed reduction and the proposed date on which such reduction will commence;

            (ii) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

            (iii) the Servicer shall hold such Collections in trust for the Issuer, for payment to the Administrator on (1) solely with respect to any reduction described in subsections (f)(i)(B) or (f)(i)(C) the next Weekly Settlement Date, or (2) with respect to any reduction described in subsection (f)(i)(A), such other date with at least one (1) Business Day prior


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      written notice to the Administrator of such payment, and the Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;

provided, that the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000.

      Section 1.5 Fees. The Seller shall pay to the Administrator certain fees in the amounts and on the dates set forth in a fee letter, dated the date hereof, among UGI, the Seller and the Administrator (as such letter agreement may be amended, supplemented or otherwise modified from time to time, the "Fee Letter").

      Section 1.6 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day.

      (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by applicable law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

      (c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

      Section 1.7 Increased Costs. (a) If the Administrator, the Issuer, any Purchaser, any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof by a Governmental Authority, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person reasonably determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type related to this Agreement, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.


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A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

      (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation by any Governmental Authority occurring after the date hereof or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the Euro-Rate, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

      (c) If such increased costs affect the related Affected Person's portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

      (d) The Administrator will make reasonable efforts to cause the interest of any Affected Party (other than the Issuer or its domestic Affiliates) that makes a claim under this Section 1.7 to be transferred to a party that is not subject to increased costs under this Section 1.7; provided that neither the Administrator nor any of its Affiliates shall be required hereunder to itself accept such transferred interest.

      (e) Notwithstanding any language in this Section 1.7 to the contrary, nothing in this Section 1.7 shall be construed as requiring the Seller to make any payments attributable to or in respect of any tax of any kind whatsoever imposed upon or required to be withheld or deducted from payments to any Affected Person.

      Section 1.8 Requirements of Law. If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

            (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall or branch pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person by the jurisdiction under the laws of which such Affected Person is organized or otherwise is considered doing business (unless the Affected Person would not be considered doing business in such jurisdiction, but for having entered into, or engaged in the transactions in connection


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      with, this Agreement or any other Transaction Document) or a political subdivision thereof,

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or the Base Rate hereunder, or

            (iii) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, without duplication to any amounts paid or payable pursuant to Section 1.7 or Section 3.1 upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate.

      Section 1.9 Inability to Determine Euro-Rate. (a) If the Administrator determines before the first day of any Settlement Period (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market for such Settlement Period, or adequate means do not exist for ascertaining the Euro-Rate for such Settlement Period, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator notifies the Seller that the circumstances giving rise to such suspension no longer exist, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall, on the last day of the then current Settlement Period, be converted to the Alternate Rate determined by reference to the Base Rate.

      (b) If, on or before the first day of any Settlement Period, the Administrator shall have been notified by any Purchaser that such Purchaser has determined (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Purchaser with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Purchaser to fund or maintain any Portion


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of Capital at the Alternate Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall be converted to the Alternate
Rate determined by reference to the Base Rate either (A) on the last day of the then current Settlement Period if such Purchaser may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day, or (B) immediately, if such Purchaser may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate to such day.

                                   ARTICLE II.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

      Section 2.1 Representations and Warranties; Covenants. Each of the Seller, UGI and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III, IV and VI, respectively.

      Section 2.2 Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE III.
                                 INDEMNIFICATION

      Section 3.1 Indemnities by the Seller. Without limiting any other rights that the Administrator, the Issuer, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") incurred by any Indemnified Party arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of purchases or reinvestments, the ownership of the Purchased Interest, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its employees, officers, directors, agents or counsel, (b) recourse with respect to any Receivable to the extent that such Receivable is uncollectible on account of insolvency,


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
bankruptcy or lack of creditworthiness of the related Obligor (except as otherwise specifically provided in this Agreement), or (c) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or otherwise is considered doing business (unless the Indemnified Party would not be considered doing business in such jurisdiction, but for having entered into, or engaged in the transactions in connection with, this Agreement or any other Transaction Document) or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

            (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Issuer or the Administrator with respect to Receivables or this Agreement to be true and correct,

            (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made (pursuant to paragraph 2(b) of Exhibit II hereof) in all respects when made,

            (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation,

            (iv) the failure to vest in the Issuer a valid and enforceable: (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, or (B) first priority perfected security interest in the Pool Assets, in each case, free and clear of any Adverse Claim,

            (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time,

            (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

            (vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

            (viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

            (ix)  the commingling of Collections at any time with other funds,

            (x) the use of proceeds of purchases or reinvestments by the Seller, or

            (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

      Section 3.2 Indemnities by the Servicer. Without limiting any other rights that the Administrator, the Issuer or any other Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts incurred by any Indemnified Party arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct, or the failure of any other information provided to the Issuer or the Administrator by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made (with respect to any Information Package) in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense (other than as a result of a discharge in bankruptcy) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party, (f) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, in or purporting to be in the Receivables Pool and any other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time, or (g) any commingling by the Servicer of Collections at any time with other funds.

      Section 3.3 Notice of Claims. Promptly after the receipt by an Indemnified Party of a notice of the commencement of any action, suit, proceeding, investigation or claim against such Indemnified Party as to which it proposes to demand indemnification from the Seller or Servicer (each, as applicable, an "Indemnifying Party") pursuant to Section 3.1 or 3.2, as applicable, such Indemnified Party shall notify the applicable Indemnifying Party in writing of the commencement thereof; provided that the failure so to notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to such Indemnified Party pursuant to Section 3.1 or
3.2 unless to the extent that such failure results in the forfeiture by any such Indemnifying Party of substantive rights or defenses.

                                   ARTICLE IV.
                         ADMINISTRATION AND COLLECTIONS

      Section 4.1 Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until and unless the Administrator gives notice to UGI upon the occurrence of a Termination Event (in accordance with this Section) of the designation of a new Servicer, UGI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed UGI or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

      (b) Upon the designation of a successor Servicer as set forth in clause
(a), UGI agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and UGI shall cooperate with and assist such new Servicer. Such cooperation shall include reasonable access to and transfer of related records and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

      (c) UGI acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Issuer have relied on UGI's agreement to act as Servicer hereunder. Accordingly, UGI agrees that it will not voluntarily resign as Servicer.

      (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a "Sub-Servicer"); provided, that, in each such delegation:
(i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than the Originator, the Administrator shall have consented in writing in advance to such delegation; provided, further, that the requirements set forth in clauses (i) and (iv) of the first proviso shall not apply to any Sub-Servicer that is a utility providing billing and collection services to the Servicer where amounts owed on the Receivables are included in the invoice that such utility sends to its customers.

      Section 4.2 Duties of the Servicer. (a) The Servicer shall take or cause to be taken all such action as may be reasonably necessary or advisable to administer and collect each Pool

Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside, for the accounts of the Seller and the Issuer, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, take such action as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments required under applicable laws, rules or regulations or the applicable Contract; provided, however, that: for the purposes of this Agreement, (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of the Issuer or the Administrator under this Agreement and
(iii) if a Termination Event has occurred and is continuing and UGI or an Affiliate thereof is serving as the Servicer, UGI or such Affiliate may take such action only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Issuer), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is UGI or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either: (A) a Termination Event has occurred or (B) the Administrator believes in good faith that the failure to commence, settle or effect such legal action, foreclosure or repossession could adversely affect Receivables constituting a material portion of the Pool Receivables.

      (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller (or to the Originator in the case of payment due to a Reseller) the collections of any indebtedness that is not a Pool Receivable, less, if UGI or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than UGI or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

      (c) The Servicer's obligations hereunder shall terminate on the later of:
(i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Issuer, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

      After such termination, if UGI or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

      Section 4.3 Lock-Box Arrangements. Within 30 days of the initial purchase hereunder, the Seller shall enter into Lock-Box Agreements with all of the Lock-Box Banks and deliver original counterparts thereof to the Administrator. Upon the occurrence of and continuance of a Termination Event, the Administrator may at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts (and the related lock-boxes) transferred to the Administrator and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts (and the respective related lock-boxes) redirected pursuant to the Administrator's instructions rather than deposited in the applicable Lock-Box Account (or sent to the applicable related lock-box), and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account (and any such related lock-box), the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Issuer or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

      Section 4.4 Enforcement Rights. (a) At any time following the occurrence and continuance of a Termination Event:

            (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

            (ii) the Administrator may instruct the Seller or the Servicer to give notice of the Issuer's interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee, and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor within a reasonable time after said instruction (in no event not later than 10 days thereafter), the Administrator (at the Seller's or the Servicer's, as the case may be, expense) may so notify the Obligors, and

            (iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records in the Servicer's possession or under its control necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license (or obtain new licenses) to a successor Servicer the use of all software in the Servicer's possession or under its control necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee at a place selected by the Administrator to the extent permissible under such agreements, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

      (b) The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, upon the occurrence and continuation of a Termination Event to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever; provided, however, that the Administrator shall not be relieved of any liability it might otherwise have to any party hereunder for its own gross negligence or willful misconduct.

      Section 4.5 Responsibilities of the Seller. (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator or the Issuer of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator and the Issuer shall not have any obligation or liability with respect to any Pool Asset, nor shall either of them be obligated to perform any of the obligations of the Seller, UGI or the Originator thereunder.

      (b) UGI hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, UGI shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that UGI conducted such data-processing functions while it acted as the Servicer.

      Section 4.6 Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee equal to 0.50% per annum (the "Servicing Fee Rate") of the daily average aggregate Outstanding Balance of the Pool Receivables. The Issuer's Share of such fee shall be paid through the distributions contemplated by
Section 1.4(d), and the Seller's Share of such fee shall be paid by the Seller on each Settlement Date.

      (b) If the Servicer ceases to be UGI or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

                                   ARTICLE V.
                                  MISCELLANEOUS

      Section 5.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      Section 5.2 Notices, Etc. (a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, via nationally recognized courier or by facsimile, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, (iii) if via nationally recognized courier for delivery the next Business Day, and (iv) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means (and shall be followed by a hard copy sent by first class mail).

      Section 5.3 Assignability. (a) This Agreement and the Issuer's rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided further, that no such consent shall be required if the assignment is made to PNC, any Affiliate of PNC (other than a director or officer of PNC), any Purchaser or other Program Support Provider, or any Person that is (i) in the business of issuing Notes and (ii) administered by PNC or any Affiliate of PNC. Each assignor may, in connection with the assignment, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, the Issuer or the Administrator. The Administrator shall give prior written notice of any assignment of the Issuer's rights and obligations (including ownership of the Purchased Interest to any Person other than a Program Support Provider).

      (b) The Issuer may at any time grant to one or more banks or other institutions (each a "Purchaser") party to the Liquidity Agreement, or to any other Program Support Provider, participating interests in the Purchased Interest; provided, however, that in the case of any such grant to PNC or any Affiliate of PNC, the Seller shall have approved such Purchaser at the time such Purchaser became a party to the Liquidity Agreement (such approval to not be unreasonably withheld). In the event of any such grant by the Issuer of a participating interest to a Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Purchaser or other Program Support Provider shall be entitled to the benefits of Sections 1.7 and 1.8.

      (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to serve as the Administrator or (iii) a Termination Event exists, the Seller has consented to such assignment, which consent shall not be unreasonably withheld.

      (d) Except as provided in Section 4.1(d), none of the Seller, UGI or the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

      (e) Without limiting any other rights that may be available under applicable law, the rights of the Issuer may be enforced through it or by its agents.

      (f) Each of (A) the Issuer, (B) its successors and assigns, (C) any Program Support Provider, (D) any assignee under Section 5.3(a) and (E) any recipient of a participating interest under Section 5.3(b) that, in each case, is not a United States Person (as such term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended) for United States federal tax purposes shall deliver to the Seller, with a copy to the Servicer, a United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor form) properly completed and certifying in each case that the party delivering such form is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes with respect to amounts derived, directly or indirectly, in connection with this Agreement. The Issuer, if required to deliver such form, shall deliver such form on the Closing Date. A party described in any of the foregoing clauses (B) through (E) shall deliver such form concurrently with such party becoming described in any of such clauses. Each party obligated to deliver a form under the first sentence of this
Section 5.3(f) shall, to the extent permitted by law, further deliver to the Seller, with a copy to the Servicer, a United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor form) on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such party to the Seller, properly completed and certifying in each case that the party delivering such form is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes with respect to amounts derived, directly or indirectly, in connection with this Agreement. The Seller shall not be required to pay to or on behalf of any party described in the foregoing clauses (A) through (E) any additional amount under Section 1.8 or
Section 3.1 attributable to any tax, duty, levy or other charge of any kind whatsoever imposed upon or required to be withheld or deducted from payments to any such party if such party shall have failed to satisfy the requirements of this Section 5.3(f); provided that nothing in this Section 5.3(f) shall relieve the Seller of any obligation to pay additional amounts under Section 1.8 or
Section 3.1 if, as a result of a change in treaty, law or regulation or the interpretation or application thereof, adopted, issued or occurring after the satisfaction by such party of such requirements, such party is no longer properly entitled to deliver Form W-8BEN or Form W-8ECI (or successor forms) certifying that such party is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes with respect to amounts derived, directly or indirectly, in connection with this Agreement.

      Section 5.4 Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted under Section 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables, provided that the Seller shall not pay for more than one audit per year unless a Termination Event has occurred and is continuing) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, the Issuer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

      (b) In addition, the Seller shall pay on demand any and all stamp and other similar taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      Section 5.5 No Proceedings; Limitation on Payments. Each of the Seller, UGI, the Servicer, the Administrator, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, similar arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing
Note issued by the Issuer is paid in full. The provision of this Section 5.5 shall survive any termination of this Agreement.

      Section 5.6 Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of the terms of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, and (b) the Seller's legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator and the Issuer agrees to maintain the confidentiality of non-public information regarding UGI and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to UGI, (ii) legal counsel and auditors of the Issuer or the Administrator if they agree to hold it confidential, (iii) the rating agencies rating the Notes, (iv) any Program Support Provider or potential Program

Support Provider (if they agree to hold it confidential), (v) any placement agent placing the Notes and (vi) any regulatory authorities having jurisdiction over PNC, the Issuer, any Program Support Provider or any Purchaser.

      Section 5.7 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      Section 5.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

      Section 5.9 Survival of Termination. The provisions of Sections 1.7, 1.8, 3.1, 3.2, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.13 shall survive any termination of this Agreement.

      Section 5.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN

PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      Section 5.11 Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

      Section 5.12 Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

      Section 5.13 Issuer's, Administrator's, Seller's and Servicer's Liabilities. The obligations of the Issuer, the Administrator, the Seller and the Servicer under the Transaction Documents are solely the corporate obligations of the Issuer, the Administrator, the Seller and the Servicer, respectively. No recourse shall be had for any obligation or claim arising out of or based upon any Transaction Document against any stockholder, employee, officer, director or incorporator of the Issuer, the Administrator, the Seller or the Servicer; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              ENERGY SERVICES FUNDING CORPORATION


                              By: ____________________________________________
                                 Name: _______________________________________
                                 Title: ______________________________________

                              Address: Energy Services Funding Corporation 460 North Gulph Road, Suite 200 King of Prussia, PA 19406-2815

                              Attention:  Robert W. Krick
                              Telephone:  610-337-1000 ext. 3141
                              Facsimile:  610-992-3259

                              UGI ENERGY SERVICES, INC.


                              By: ____________________________________________
                                 Name: _______________________________________
                                 Title: ______________________________________

                              Address:    UGI Energy Services, Inc.
                                          1100 Berkshire Boulevard, Suite 305
                                          Wyomissing, PA 19610

                              Attention:  Joseph L. Hartz
                              Telephone:  610-373-7999 ext. 106
                              Facsimile:  610-374-4288

                              MARKET STREET FUNDING CORPORATION


                              By: ____________________________________________
                                 Name: _______________________________________
                                 Title: ______________________________________

                              Address: Market Street Funding Corporation c/o AMACAR Group, LLC
                                          6525 Morrison Boulevard, Suite 318
                                          Charlotte, NC  28211

                              Attention:  Douglas K. Johnson
                              Telephone:  (704) 365-0569
                              Facsimile:  (704) 365-1362


                                       S-1        Receivables Purchase Agreement
                                                                           (UGI)

                                  With a copy to:

                              PNC Bank, National Association
                              One PNC Plaza
                              249 Fifth Avenue
                              Pittsburgh, PA 15222-2707

                              Attention:  John T. Smathers
                              Telephone:  (412) 762-6440
                              Facsimile:  (412) 762-9184

                              PNC BANK, NATIONAL ASSOCIATION,
                              as Administrator


                              By: ____________________________________________
                                 Name: _______________________________________
                                 Title: ______________________________________

                              Address:    PNC Bank, National Association
                                          One PNC Plaza
                                          249 Fifth Avenue
                                          Pittsburgh, PA  15222-2707

                              Attention:  John T. Smathers
                              Telephone:  (412) 762-6440
                              Facsimile:  (412) 762-9184


                                       S-2        Receivables Purchase Agreement
                                                                           (UGI)

                                    EXHIBIT I
                                   DEFINITIONS


      As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

      "Administration Account" means the account (account number 1002422076, ABA number 043000096) of the Issuer maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, or such other account as may be so designated in writing by the Administrator to the Servicer.

      "Administrator" has the meaning set forth in the preamble to the Agreement.

      "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim.

      "Affected Person" has the meaning set forth in Section 1.7 of the Agreement.

      "Affiliate" means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 51% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

      "Agreement" has the meaning set forth in the preamble to the Agreement.

      "Alternate Rate" for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) 1.25% per annum above the Euro-Rate for such Settlement Period; provided, however, that if
(x) it shall become unlawful for any Purchaser or Program Support Provider to obtain funds in the London interbank eurodollar market in order to make, fund or maintain any Purchased Interest, or if such funds shall not be reasonably available to any Purchaser or Program Support Provider, or (y) there shall not be at least two Business Days prior to the commencement of an applicable Settlement Period to determine a Euro-Rate in accordance with its terms, then the "Alternate Rate" shall be equal to the Base Rate in effect for each day during the remainder of such Settlement Period or (b) if requested by the Seller the Base Rate for such Settlement Period; provided, however, that the "Alternate Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.00% per annum above the Base Rate in effect on such day.

      "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

      "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978 (11 U.S.C.Section 101, et seq.), as amended from time to time.

      "Base Rate" means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

            (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its "prime rate." Such "prime rate" is set by PNC based upon various factors, including PNC's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

            (b)   0.50% per annum above the latest Federal Funds Rate.

      "BBA" means the British Bankers' Association.

      "Benefit Plan" means any employee benefit pension plan as defined in
Section 3(2) of ERISA in respect of which the Seller, the Originator, UGI or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

      "Business Day" means any day (other than a Saturday or Sunday) on which:
(a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania, and (b) if this definition of "Business Day" is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

      "Capital" means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in order to determine the Discount applicable to any Portion of Capital, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

      "Change in Control" means that (a) with respect to the Seller, UGI ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims, (b) with respect to UGI, UGI Enterprises, Inc. shall cease to own 51% or more of the shares of outstanding voting stock of UGI on a fully diluted basis, and (c) with respect to UGI, the Performance Guarantor shall cease to beneficially own, directly or indirectly, 51% of the shares of outstanding voting stock of UGI on a fully diluted basis.

      "Closing Date" means November 30, 2001.

      "Collections" means, with respect to any Pool Receivable: (a) all funds that are received by the Originator, UGI, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

      "Concentration Percentage" means for any: (a) Group A Obligor, 16.00%, (b) Group B Obligor, 16.00%, (c) Group C Obligor, 8.00% and (d) Group D Obligor, 4.00%.

      "Concentration Reserve" means, at any time: (a) the aggregate Capital at such time multiplied by (b)(i) the Concentration Reserve Percentage, divided by
(ii) 100%, minus the Concentration Reserve Percentage.

      "Concentration Reserve Percentage" means, at any time, the largest of: (a) the sum of four largest Group D Obligor Percentages, (b) the sum of the two largest Group C Obligor Percentages and (c) the largest Group B Obligor Percentage or Group A Obligor Percentage.

      "Consolidated Net Worth" means, with respect to any Person and as of any date of determination, total stockholders' equity of such Person and its Subsidiaries as of such date, determined in accordance with GAAP.

      "Contract" means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

      "Contributed Receivables" has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement.

      "CP Rate" for any Settlement Period for any Portion of Capital means a rate calculated by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates) at which Notes of the Issuer on each day during such period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of the face amount of such Notes and converted to an interest-bearing equivalent rate per annum. Notwithstanding the foregoing, the "CP Rate" for any day while a Termination Event exists shall be an interest rate equal to 2.00% above the Base Rate in effect on such day.

      "Credit and Collection Policy" means, as the context may require, those receivables credit and collection policies and practices of the Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

      "Cut-off Date" has the meaning set forth in the Purchase and Sale
Agreement.

      "Debt" means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

      "Default Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originator during the month that is three calendar months before such month.

      "Defaulted Receivable" means a Receivable:

      (a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice date for such payment, or

      (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon with respect thereto, or (ii) that has been written off the Seller's books as uncollectible.

The Outstanding Balance of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances.

      "Delinquency Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by,
(b) the aggregate Outstanding Balance of all Pool Receivables (excluding Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable) on such day.

      "Delinquent Receivable" means any portion of a Receivable as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice date for such payment. The Outstanding Balance of any Delinquent Receivable shall be determined without regard to any credit memos or credit balances and shall exclude Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable.

      "Dilution Horizon" means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originator during the most recent calendar month and 50% of the next most recent calendar month's credit sales to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.

      "Dilution Ratio" means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month, by (b) the aggregate credit sales made by the Originator during the month that is one calendar month before such month.

      "Dilution Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

      "Dilution Reserve Percentage" means on any date, the greater of (a) 5% or
(b) the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x)
2.0 times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Spike Factor.

      "Discount" means:

            (a) for the Portion of Capital for any Settlement Period to the extent the Issuer will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                              CPR x C x ED/360

            (b) for the Portion of Capital for any Settlement Period to the extent the Issuer will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

                              AR x C x ED/Year + TF

      where:

            AR    =     the Alternate Rate for the Portion of Capital for such
                        Settlement Period,

            C     =     the Portion of Capital during such Settlement Period,

            CPR   =     the CP Rate for the Portion of Capital for such
                        Settlement Period,

            ED    =     the actual number of days during such Settlement Period,

            TF    =     the Termination Fee, if any, for the Portion of Capital
                        for such Settlement Period, and

            Year  =     if such Portion of Capital is funded based upon: (i) the
                        Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that

Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

      "Eligible Receivable" means, at any time, a Pool Receivable:

            (a) the Obligor of which is (i) a United States resident, (ii) not a government or a governmental subdivision, affiliate or agency, provided, however, if the Obligor of such Receivable is a government or a governmental subdivision, affiliate or agency, such Receivable shall satisfy the requirements of this clause (a)(ii) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are governments or governmental subdivisions, affiliates or agencies does not exceed $200,000, (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (iv) not an Affiliate of UGI, and (iv) not a Reseller, provided, however, if the Obligor of such Receivable is a Reseller, such Receivable shall satisfy the requirements of this clause (a)(iv) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are Resellers does not exceed $2,000,000,

            (b) that is denominated and payable only in U.S. dollars in the United States,

            (c) that does not have a stated maturity which is more than 45 days after the original invoice date of such Receivable; provided, however, that up to 10% of the aggregate Outstanding Balance of all Receivables may have a stated maturity which is more than 45 days but not more than 60 days after the original invoice date of such Receivable,

            (d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the Originator's business,

            (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer or conveyance, insolvency, reorganization, moratorium and other similar laws limiting the enforceability of creditors' rights generally, as from time to time in effect,

            (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect,

            (g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,

            (h) that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,

            (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

            (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that arise under Contracts, the terms of which do not expressly prohibit the Seller from assigning its right to receive payment under the Contract or require any consent of the related Obligor for such assignment,

            (k) for which the Issuer shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

            (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

            (m) that is neither a Defaulted Receivable nor a Delinquent Receivable,

            (n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor,

            (o) of an Obligor as to which Defaulted Receivables of such Obligor do not exceed 25% of the Outstanding Balance of all such Obligor's Receivables; provided, however, that amounts owing from Cooperative Industries Inc. that are more than 90 days from the original invoice date as of the Closing Date and that are being paid in accordance with a negotiated payment schedule shall not be considered Defaulted Receivables for purposes of this clause (o), and

            (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA Affiliate" means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, the Originator or UGI, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, the Originator or UGI, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, the Originator, any corporation described in clause (a) or any trade or business described in clause (b).

      "Euro-Rate" means with respect to any Settlement Period the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the BBA or its successor ceases to provide display page

3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Settlement Period by
(ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

     Euro-Rate  = Average of London interbank offered rates quoted by BBA as shown on Dow Jones Markets Service display page 3750 or appropriate successor
                  ----------------------------------------------------------
                            1.00 - Euro-Rate Reserve Percentage

where "Euro-Rate Reserve Percentage" means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrator shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

      "Excess Concentration" means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

      "Facility Termination Date" means the earliest to occur of: (a) August 26, 2006, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) the date, after written notice from the Purchasers, that the commitments of the Purchasers terminate under the Liquidity Agreement, but the failure to give or delay in giving such notice shall not prevent or delay such termination, and (e) the Issuer shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody's or Standard and Poor's, and such failure shall continue for 30 days after such amendment is initially requested.

      "Federal Funds Rate" means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

      "Fee Letter" has the meaning set forth in Section 1.5 of the Agreement.

      "GAAP" means the generally accepted accounting principles and practices in the United States, consistently applied.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Group A Obligor" means any Obligor with a short-term rating of at least:
(a) "A-1" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "A+" or better by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-1" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "A1" or better by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

      "Group A Obligor Percentage" means, at any time, for each Group A Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group A Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

      "Group B Obligor" means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) "A-2" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB+" to "A" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-2" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa1" to "A2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

      "Group B Obligor Percentage" means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group B Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

      "Group C Obligor" means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) "A-3" by Standard & Poor's, or if such Obligor does not have a short-term rating from Standard & Poor's, a rating of "BBB-" to "BBB" by Standard & Poor's on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) "P-3" by Moody's, or if such Obligor does not have a short-term rating from Moody's, "Baa3" to "Baa2" by Moody's on its long-term senior unsecured and uncredit-enhanced debt securities.

      "Group C Obligor Percentage" means, at any time, for each Group C Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group C Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

      "Group D Obligor" means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

      "Group D Obligor Percentage" means, at any time, for each Group D Obligor:
(a) the aggregate Outstanding Balance of the Eligible Receivables of such Group D Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.

      "Indemnified Amounts" has the meaning set forth in Section 3.1 of the Agreement.

      "Indemnified Party" has the meaning set forth in Section 3.1 of the Agreement.

      "Indemnifying Party" has the meaning set forth in Section 3.3 of the Agreement.

      "Independent Director" has the meaning set forth in paragraph 3(c) of
Exhibit IV to the Agreement.

      "Information Package" means a report, in substantially the form of either Annex A-1 (in the case of an Information Package delivered in connection with a Settlement Date) or Annex A-2 (in the case of an Information Package delivered at any other time) to the Agreement, furnished to the Administrator pursuant to the Agreement.

      "Insolvency Proceeding" means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, or composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

      "Issuer" has the meaning set forth in the preamble to the Agreement.

      "Issuer's Share" of any amount means such amount multiplied by the Purchased Interest at the time of determination.

      "Liquidity Agent" means PNC in its capacity as the Liquidity Agent pursuant to the Liquidity Agreement.

      "Liquidity Agreement" means the Liquidity Asset Purchase Agreement, dated as of even date herewith, between the Purchasers from time to time party thereto, the Issuer and PNC, as Administrator and Liquidity Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

      "Lock-Box Account" means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections.

      "Lock-Box Agreement" means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Originator, the Servicer, the Administrator, the Issuer and a Lock-Box Bank.

      "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

      "Loss Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

      "Loss Reserve Percentage" means, on any date, the greater of: (a) 10% or
(b) the product of 2.0 times (i) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months plus (ii) (A) the aggregate credit sales made by the Originator during the four most recent calendar months, divided by (B) the Net Receivables Pool Balance as of such date.

      "Material Adverse Effect" means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

            (a) the assets, operations, business or financial condition of such Person,

            (b) the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

            (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

            (d) the status, perfection, enforceability or priority of the Issuer's or the Seller's interest in the Pool Assets.

      "Moody's" means Moody's Investors Service, Inc.

      "Net Receivables Pool Balance" means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

      "Notes" means short-term promissory notes issued, or to be issued, by the Issuer to fund its investments in accounts receivable or other financial assets.

      "Obligor" means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

      "Originator" has the meaning set forth in the Purchase and Sale Agreement.

      "Originator Assignment Certificate" means the assignment, in substantially the form of Exhibit C to the Purchase and Sale Agreement, evidencing Seller's ownership of the Receivables generated by the Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Sale Agreement.

      "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof.

      "Payment Date" has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement.

      "Performance Guarantor" means UGI Corporation, a Pennsylvania corporation, as performance guarantor under the Performance Guaranty.

      "Performance Guaranty" means that certain Performance Guaranty, dated as of August 29, 2003 by the Performance Guarantor in favor of the Issuer and the Administrator, as the same may be amended, restated or otherwise modified from time to time.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

      "PNC" has the meaning set forth in the preamble to the Agreement.

      "Pool Assets" has the meaning set forth in Section 1.2(d) of the Agreement.

      "Pool Receivable" means a Receivable in the Receivables Pool.

      "Portion of Capital" means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, "Portion of Capital" means 100% of the Capital.

      "Program Support Agreement" means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for:
(a) the issuance of one or more letters of credit for the account of the Issuer in connection with the Issuer's Receivables securitization program, (b) the issuance of one or more surety bonds in connection with the Issuer's Receivables securitization program for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

      "Program Support Provider" means and includes any Purchaser and any other Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer pursuant to any Program Support Agreement.

      "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of even date herewith, between the Seller and UGI, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Purchase and Sale Indemnified Amounts" has the meaning set forth in
Section 9.1 of the Purchase and Sale Agreement.

      "Purchase and Sale Indemnified Party" has the meaning set forth in Section
9.1 of the Purchase and Sale Agreement.

      "Purchase and Sale Termination Date" has the meaning set forth in Section
1.4 of the Purchase and Sale Agreement.

      "Purchase and Sale Termination Event" has the meaning set forth in Section
8.1 of the Purchase and Sale Agreement.

      "Purchase Facility" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

      "Purchase Limit" means $100,000,000, as such amount may be reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

      "Purchase Notice" has the meaning set forth in Section 1.2(a) of the Agreement.

      "Purchase Price" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

      "Purchase Report" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

      "Purchased Interest" means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

                            Capital + Total Reserves
                          ----------------------------
                          Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section
1.3 of the Agreement.

      "Purchaser" has the meaning set forth in Section 5.3(b) of the Agreement.

      "Receivable" means any indebtedness and other obligations (whether or not earned by performance) owed to the Seller (as assignee of the Originator) or the Originator by, or any right of the Seller or the Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with property or goods that have been or are to be sold or otherwise disposed of, or services rendered or to be rendered by the Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

      "Receivables Pool" means, at any time, all of the then outstanding Receivables purchased or otherwise acquired by the Seller pursuant to the Purchase and Sale Agreement prior to the Facility Termination Date.

      "Reference Bank" means PNC.

      "Related Rights" has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

      "Related Security" means, with respect to any Receivable:

            (a) all of the Seller's and the Originator thereof's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

            (b) all instruments and chattel paper that may evidence such Receivable,

            (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

            (d) all of the Seller's and the Originator thereof's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance, letters of credit and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

      "Reseller" means an Obligor that purchases product from the Originator and for which the Originator acts as billing and collection agent with respect to such Obligor's resale of the product.

      "Restricted Payment" has the meaning set forth in paragraph 1(n) of
Exhibit IV to the Agreement.

      "Seller" has the meaning set forth in the preamble to the Agreement.

      "Seller's Share" of any amount means the greater of: (a) $0 and (b) such amount minus the Issuer's Share.

      "Servicer" has the meaning set forth in the preamble to the Agreement.

      "Servicing Fee" shall mean the fee referred to in Section 4.6 of the Agreement.

      "Servicing Fee Rate" shall mean the rate referred to in Section 4.6 of the Agreement.

      "Settlement Date" means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the third Wednesday of each calendar month (or the next succeeding Business Day if such day is not a Business Day) beginning with December 19, 2001 and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the date specified in clause (i) above.

      "Settlement Period" means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to
Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

      "Solvent" means, with respect to any Person at any time, a condition under which:

            (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

            (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

            (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

            (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

      For purposes of this definition:

            (A) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

            (B) the "fair value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

            (C) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

            (D) the "present fair saleable value" of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm's-length transaction in an existing and not theoretical market.

      "Spike Factor" means, for any calendar month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months divided by
(ii) the arithmetic average of the Dilution Ratios for such twelve months.

      "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      "Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

      "Tangible Net Worth" means, with respect to any Person, the tangible net worth of such Person as adjusted to eliminate the impact of any charges related to SFAS 133 and as determined in accordance with GAAP.

      "Termination Day" means: (a) each day on which the conditions set forth in
Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

      "Termination Event" has the meaning specified in Exhibit V to the Agreement.

      "Termination Fee" means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Issuer from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.

      "Total Reserves" means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the sum of (A) the Loss Reserve plus (B) the Dilution Reserve or (ii) the Concentration Reserve.

      "Transaction Documents" means the Agreement, the Lock-Box Agreements, the Fee Letter, Performance Guaranty, the Purchase and Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

      "Turnover Rate" means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the Outstanding Balance of all Pool Receivables as of the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originator during the three calendar months ended on or before the last day of such calendar month divided by (ii) 3.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

      "UGI" has the meaning set forth in the preamble to the Agreement.

      "Unmatured Purchase and Sale Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

      "Unmatured Termination Event" means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

      "Weekly Settlement Date" means each Wednesday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning December 5, 2001.

      "Yield Reserve" means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

      "Yield Reserve Percentage" means at any time:

                       (PY + SFR)   x 1.5  x TR
                       ---------
                          12
      where:

            PY    =   the Base Rate as of the last day of the most recent
                      Settlement Period,

            TR    =   the Turnover Rate, and

            SFR   =   the Servicing Fee Rate

      Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                                   EXHIBIT II
                             CONDITIONS OF PURCHASES


      1. Conditions Precedent to Initial Purchase. The Initial Purchase under this Agreement is subject to the following conditions precedent that the Administrator shall have received on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the
Administrator:

      (a) A counterpart of the Agreement and the other Transaction Documents executed by the parties thereto.

      (b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originator and UGI authorizing the execution, delivery and performance by the Seller, the Originator and UGI, as the case may be, of the Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement and the other Transaction Documents and (iii) the certificate of incorporation and by-laws of the Seller and UGI.

      (c) A certificate of the Secretary or Assistant Secretary of the Seller, the Originator and UGI certifying the names and true signatures of its officers who are authorized to sign the Agreement and the other Transaction Documents. Until the Administrator receives a subsequent incumbency certificate from the Seller, the Originator or UGI, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, the Originator or UGI, as the case may be.

      (d) Proper financing statements or other instrument similar in effect, suitable for filing, under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller, UGI and the Issuer contemplated by the Agreement and the Purchase and Sale Agreement.

      (e) Proper financing statements or other instrument similar in effect, suitable for filing, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originator, UGI or the Seller.

      (f) Completed UCC search reports, dated on or shortly before the date of the initial purchase hereunder, listing the financing statements filed in all applicable jurisdictions referred to in subsection (e) above that name the Originator or the Seller as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may request, showing no Adverse Claims on any Pool Assets.

      (g) Copies of executed Lock-Box Agreements with each Lock-Box Bank (to be delivered within 30 days of the Closing Date).

      (h) Favorable opinions, in form and substance reasonably satisfactory to the Administrator, of Morgan, Lewis & Bockius LLP, counsel for the Seller, the Originator and the Servicer.

      (i) Satisfactory results of a review and audit (performed by representatives of the Administrator) of the Servicer's collection, operating and reporting systems, the Credit and Collection Policy of the Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer's operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

      (j) A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing.

      (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement and the Fee Letter.

      (l)   The Fee Letter duly executed by the Seller and the Servicer.

      (m) Good standing certificates with respect to each of the Seller, the Originator and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person's organization or formation and principal place of business.

      (n) The Liquidity Agreement and all other Transaction Documents duly executed by the parties thereto.

      (o) A computer file containing all information with respect to the Receivables as the Administrator or the Issuer may reasonably request.

      (p) Such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request.

      2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (except as to clause (a), including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that:

      (a) in the case of each purchase, the Servicer shall have delivered to the Administrator on or before such purchase, in form and substance satisfactory to the Administrator, a completed pro forma Information Package to reflect the level of Capital and related reserves and the calculation of the Purchased Interest after such subsequent purchase and a completed Purchase Notice in the form of Annex B; and

      (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

            (i) the representations and warranties contained in Exhibit III or VI to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

            (iii) after giving effect to such purchase proposed hereby, the Purchased Interest will not exceed 100% and the Capital does not exceed the Purchase Limit; and

            (iv)  the Facility Termination Date shall not have occurred.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES


      1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

      (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

      (b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of purchases and reinvestments: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or by-laws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

      (c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of its obligations under the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall be suitable for filing on or before the date of the first purchase hereunder.

      (d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes a legal, valid and binding obligation enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) There is no pending or, to Seller's knowledge, threatened action or proceeding affecting Seller or any of its properties before any Governmental Authority or arbitrator.

      (f) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

      (g) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security, free and clear of any Adverse Claim. Upon each purchase or reinvestment, the Issuer


                                     III-1
shall acquire a valid and enforceable perfected undivided percentage ownership or security interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a security interest in favor of the Issuer in the Pool Assets, and the Issuer has a first priority perfected security interest in the Pool Assets, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office, except those filed in favor of the Seller pursuant to the Purchase and Sale Agreement and the Issuer relating to the Agreement.

      (h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), written information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished,

      (i) The Seller's principal place of business and chief executive office (as such terms are used in the UCC) are located at the address referred to in Sections 1(b) of Exhibit IV to the Agreement and the offices where it keeps its records concerning the Receivables are located at the addresses set forth in
Schedule IV to the Agreement.

      (j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts (and the related lock-boxes) at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts (and such other related lock-boxes) as have been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts (and all related lock-boxes) are subject to Lock-Box Agreements. The Seller has not granted to any Person, other than the Administrator as contemplated by the Lock-Box Agreements dominion and control of any Lock-Box Account (and any related lock-boxes, or the right to take control of any such account at a future time or upon the occurrence of a future event.

      (k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

      (l) No proceeds of any purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board.

      (m) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

      (n) No event has occurred and is continuing, or would result from a purchase in respect of, or reinvestment in respect of, the Purchased Interest or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.


                                     III-2

      (o) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with GAAP.

      (p) The Seller has complied in all material respects with the Credit and Collection Policies of the Originator with regard to each Receivable originated by the Originator.

      (q) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

      (r) The Seller's complete corporate name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(l)(v) of Exhibit IV to the Agreement.

      (s) The Seller is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      (t) With respect to each Receivable transferred to the Seller under the Purchase and Sale Agreement, Seller has given reasonably equivalent value to the Originator thereof in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable under the Purchase and Sale Agreement is or may be voidable under any section of the Bankruptcy Code.

      (u) Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (v) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a Material Adverse Effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents.

      2. Representations and Warranties of UGI (including in its capacity as the Servicer). UGI, individually and in its capacity as the Servicer, represents and warrants as follows:

      (a) UGI is a corporation duly formed and validly subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business and is in good standing as a


                                     III-3
foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except (i) for the District of Columbia and the State of New York, in which jurisdictions the Servicer shall be qualified within 90 days after the Closing Date and (ii) where the failure to be so qualified would not have a Material Adverse Effect.

      (b) The execution, delivery and performance by UGI of its obligations under the Agreement and the other Transaction Documents to which it is a party, including UGI in its capacity as the Servicer: (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene or result in a default under or conflict with: (A) its charter or bylaws, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which UGI is a party have been duly executed and delivered by UGI.

      (c) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by UGI of its obligations under the Agreement or any other Transaction Document to which it is a party.

      (d) Each of the Agreement and the other Transaction Documents to which UGI is a party constitutes the legal, valid and binding obligation of UGI enforceable against UGI in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      (e) The balance sheets of UGI and its consolidated Subsidiaries as at September 30, 2001, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition of UGI and its consolidated Subsidiaries as at such date and the results of the operations of UGI and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since September 30, 2001 there has been no event or circumstances which have had a Material Adverse Effect.

      (f) Except as disclosed in the most recent audited financial statements of UGI furnished to the Administrator or as otherwise disclosed in writing to the Administrator, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that could reasonably be expected to have a Material Adverse Effect.

      (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.


                                     III-4

      (h) Each Information Package (if prepared by UGI or one of its Affiliates, or to the extent that information contained therein is supplied by UGI or an Affiliate), written information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of UGI to the Administrator in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished.

      (i) The principal place of business and chief executive office (as such terms are used in the UCC) of UGI and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

      (j) UGI is not in violation of any order of any court, arbitrator or Governmental Authority to which UGI or any of its assets are bound, which is reasonably likely to have a Material Adverse Effect.

      (k) UGI has complied in all material respects with the Credit and Collection Policy of the Originator with regard to each Receivable originated by the Originator.

      (l) UGI has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

      (m) UGI is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. In addition, UGI is not a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      (n) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of UGI which is reasonably likely to have a Material Adverse Effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents.

      (o) No license or approval is required for the Administrator or any successor Servicer to use any program (other than MAS90 Software) used by the Servicer in the servicing of the Receivables, other than such licenses and approvals that have been obtained and are in full force and effect.


                                     III-5

                                   EXHIBIT IV
                                    COVENANTS


      1. Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

      (a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

      (b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to clause (l)(v) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days' written notice before making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

      (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.

      (d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Issuer, including taking such action to perfect, protect or more fully evidence the interest of the Issuer as the Issuer, through the Administrator, may reasonably request.

      (e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller's undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

      (f) Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

      (g) Change in Business or Credit and Collection Policy. The Seller shall not make (or permit the Originator to make) any material change in the character of its business or in any Credit and Collection Policy (other than a change to the insurance provisions of any such policy) that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or permit the Originator to make) any other material adverse change in any Credit and Collection Policy without receiving the prior written consent of the Administrator.

      (h) Audits. The Seller shall (and shall cause the Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material adverse variance in the performance of the Receivables) by the Administrator, permit the Administrator, or its agents or representatives:
(i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or the Originator) relating to Receivables and the Related Security, including the related Contracts, (ii) to visit the offices and properties of the Seller and the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller's, UGI's or the Originator's performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller or the Originator having knowledge of such matters and (iii) without limiting the clauses (i) and
(ii) above, no more than once annually (unless a Termination Event has occurred and is continuing or there shall be a material variance in the performance of the Receivables) to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller's expense, a review of the Seller's books and records with respect to such Receivables.

      (i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or the Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related lock-box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originator, the Servicer or any Lock-Box Account (or the related lock-box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

      (j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) within 30 days of the initial purchase hereunder, instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or the Originator into Lock-Box Accounts not later than two Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than
(i) Collections and (ii) on payments received from end-users payable to a Reseller in respect of product sold by such Reseller to such end-user, provided that such payments do not remain on deposit in such Lock-Box Account for more than two Business Days after deposit therein.

      (k) Marking of Records. At its expense, the Seller shall: (i) mark (or cause the Servicer to mark) its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement, and (ii) cause the Originator so to mark its master data processing records pursuant to the Purchase and Sale Agreement.

      (l) Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

            (i) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller containing unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller;

            (ii) as soon as possible and in any event within five Business Days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

            (iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor with respect to any Benefit Plan that is subject to Title IV of ERISA or that the Seller or any Affiliate receives with respect to any Benefit Plan that is subject to Title IV of ERISA from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, reasonably result in the imposition of material liability on the Seller and/or any such Affiliate;

            (iv) at least thirty days before any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

            (v) promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

            (vi) promptly after becoming aware of the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or the Originator; and

            (vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request.

      (m) Certain Agreements. Without the prior written consent of the Administrator, the Seller will not (and will not permit the Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller's certificate of incorporation or by-laws;

      (n) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as "Restricted Payments").

            (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments only by declaring and paying dividends or making returns of capital.

            (iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller's Tangible Net Worth would be less than $4,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

      (o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers' acceptances) other than pursuant to this Agreement; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

      (p) Use of Seller's Share of Collections. The Seller shall apply the Seller's Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Issuer and the Administrator under the Agreement and under the Fee Letter); and (ii) other legal and valid corporate purposes.

      (q) Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than $6,000,000.

      2. Covenants of the Servicer and UGI. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

      (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, UGI shall comply (and shall cause the Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

      (b) Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall keep (and shall cause the Originator to keep) its principal place of business and chief executive office (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 30 days' prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, UGI, also will (and will cause the Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

      (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall (and shall cause the Originator to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

      (d) Extension or Amendment of Receivables. Except as provided in the Agreement, the Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not extend (and shall not permit the Originator to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

      (e) Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not make (and shall not permit the Originator to make) any material change in the character of its business or in any Credit and Collection Policy (other than a change to the insurance provisions of any such policy) without the consent of the Administrator that would be reasonably likely to have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not make (and shall not permit the Originator to make) any other material adverse change in any Credit and Collection Policy without receiving the prior written consent of the Administrator.

      (f) Audits. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall (and shall cause the Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material adverse variance in the performance of the Receivables) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii), without limiting the clauses (i) and (ii) above, no more than once annually (unless a Termination Event has occurred and is continuing or there shall be a material variance in the performance of the Receivables) to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer's expense, a review of the Servicer's books and records with respect to such Receivables.

      (g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not (and shall not permit the Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related lock-box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or the related lock-box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

      (h) Deposits to Lock-Box Accounts. The Servicer shall: (i) within 30 days of the initial purchase hereunder, instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to the lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Servicer will not (and will not permit the Originator to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than (i) Collections and (ii) on payments received from end-users payable to a Reseller in respect of product sold by such Reseller to such end-user, provided that such payments do not remain on deposit in such Lock-Box Account for more than two Business Days after deposit therein.

      (i) Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.

      (j) Reporting Requirements. UGI shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following:

            (i) as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of UGI, balance sheets of UGI and its consolidated Subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flow of UGI and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;

            (ii) as soon as available and in any event within 105 days after the end of each fiscal year of such Person, a copy of the annual report for such year for such Person and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;

            (iii) as to the Servicer only, as soon as available and in any event not later than two Business Days prior to (A) the Settlement Date, an Information Package as of the most recently completed calendar month, (B) any purchase made pursuant to Section 1.2, an Information Package as of the most recent purchase, or within six Business Days of a request by the Administrator, an Information Package for such periods as is specified by the Administrator (including on a semi-monthly, weekly or daily basis);

            (iv) as soon as possible and in any event within five Business Days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of UGI setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

            (v) promptly after the sending or filing thereof, copies of (or notice thereof if available on EDGAR) all reports that UGI sends to any of its security holders, and copies of all reports and registration statements that UGI or any Subsidiary files with the Securities and Exchange Commission; provided, that any filings with the Securities and

      Exchange Commission that have been granted "confidential" treatment shall be provided promptly after such filings have become publicly available;

            (vi) promptly after the filing or receiving thereof, copies of all reports and notices that UGI or any of its Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor with respect to any Benefit Plan that is subject to Title IV of ERISA or that UGI or any of its Affiliates receives with respect to any Benefit Plan that is subject to Title IV of ERISA from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which UGI or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, reasonably result in the imposition of material liability on UGI and/or any such Affiliate;

            (vii) at least thirty days before any change in UGI's or the Originator's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

            (viii) promptly after UGI obtains knowledge thereof, notice of any:
      (A) litigation, investigation or proceeding that may exist at any time between UGI or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting UGI or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; or (C) litigation or proceeding relating to any Transaction Document;

            (ix) promptly after becoming aware thereof, notice of a material adverse change in the business, operations, property or financial or other condition of UGI or any of its Subsidiaries; and

            (x) such other information respecting the Receivables or the condition or operations, financial or otherwise, of UGI or any of its Affiliates as the Administrator may from time to time reasonably request.

      (k) Tangible Net Worth. The Servicer will not permit its Tangible Net Worth, at any time, to be less than $9,000,000.

      3. Separate Existence. Each of the Seller and UGI hereby acknowledges that the Purchasers, the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller's identity as a legal entity separate from UGI, the Performance Guarantor and their Affiliates. Therefore, from and after the date hereof, each of the Seller and UGI shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of UGI, the Performance Guarantor and any other Person, and is not a division of UGI, the Performance Guarantor, their Affiliates or any other

Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and UGI shall take such actions as shall be required in order that:

            (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originator (or its Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originator or its Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originator or its Affiliates), and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

            (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

            (c) Not less than one member of the Seller's Board of Directors (the "Independent Director") shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of UGI, the Performance Guarantor or any of their Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;

            (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, UGI, the Performance Guarantor or any Affiliate thereof;

            (e) Any employee, consultant or agent of the Seller will be compensated from the Seller's funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee;

            (f) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with UGI or the Performance Guarantor (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that UGI shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

            (g) The Seller's operating expenses will not be paid by UGI , the Performance Guarantor or any other Affiliate thereof;

            (h) All of the Seller's business correspondence and other communications shall be conducted in the Seller's own name and on its own separate stationery;

            (i) The Seller's books and records will be maintained separately from those of UGI, the Performance Guarantor and any other Affiliate thereof;

            (j) All financial statements of UGI or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of UGI, (ii) the Originator has sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities and
      (iii) that the special purpose Subsidiary's assets are not available to satisfy the obligations of UGI, the Performance Guarantor or any Affiliate;

            (k) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of UGI, the Performance Guarantor or any Affiliate thereof;

            (l) The Seller will strictly observe corporate formalities in its dealings with UGI, the Performance Guarantor or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of UGI, the Performance Guarantor or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which UGI, the Performance Guarantor or any Affiliate thereof (other than UGI in its capacity of Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy (other than directors and officers liability and credit insurance policies) with respect to any loss relating to the property of UGI, the Performance Guarantor or any Subsidiary or other Affiliate of UGI. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

            (m) The Seller will maintain arm's-length relationships with UGI and the Performance Guarantor (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor UGI will be or will hold itself out to be responsible for the debts of the other (or of the Performance Guarantor) or the decisions or actions respecting the daily business and affairs of the other (or of the Performance Guarantor). The Seller and UGI will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other (or with respect to the Performance Guarantor) or in their dealing with any other entity; and

            (n) Neither UGI nor the Performance Guarantor shall pay the salaries of Seller's employees, if any.

                                    EXHIBIT V
                               TERMINATION EVENTS


      Each of the following shall be a "Termination Event":

      (a) (i) the Seller, UGI, the Originator or the Servicer (if UGI or any of its Affiliates) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for thirty days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for two (2) Business Days or (iii) UGI shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed;

      (b) UGI (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that UGI (or such Affiliate) then has as Servicer;

      (c) any representation or warranty made or deemed made by the Seller, UGI or the Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any written information or report delivered by the Seller, UGI or the Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any respect when made or deemed made (pursuant to paragraph 2(b) of Exhibit II hereof or with respect to any Information Package) or delivered; provided, however, if the violation of this paragraph (c) by the Seller or the Servicer may be cured without any potential or actual detriment to the Purchaser, the Administrator, or any Program Support Provider, the Seller or the Servicer as applicable shall have 30 days from the earlier of (i) such Person's knowledge of such failure and (ii) notice to such Person of such failure to cure any such violation, before a Termination Event shall occur so long as such Person is diligently attempting to effect such cure;

      (d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

      (e) the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Issuer with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

      (f) the Seller, UGI, the Performance Guarantor or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, UGI, the Performance Guarantor or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, UGI, the Performance Guarantor or the Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

      (g) (i) the (A) Default Ratio shall exceed 4.0% or (B) Delinquency Ratio shall exceed 13.0% or (ii) the average for three consecutive calendar months of
(A) the Default Ratio shall exceed 2.50%, (B) the Delinquency Ratio shall exceed 12.0% or (C) the Dilution Ratio shall exceed 2.75%;

      (h) a Change in Control shall occur with respect to the Seller, the Originator or UGI,

      (i) at any time (i) the sum of (A) the Capital plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Issuer's Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within five
(5) Business Days of becoming aware thereof;

      (j) (i) UGI or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debt holders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

      (k) either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA,
(ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller, the Originator or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, the Originator or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the

Seller, the Originator or any ERISA Affiliate or terminate any Benefit Plan subject to Title IV of ERISA that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA that has unfunded benefit liabilities so as to result in any material liability to the Seller or the Originator and such lien shall have been filed and not released within 10 days;

      (l) (i) one or more final and unappealable judgments for the payment of money shall be entered against the Seller or (ii) one or more final and unappealable judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Servicer or the Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution;

      (m) UGI Corporation shall at any time (i) fail to perform, maintain or observe any representation, warranty, covenant or agreement set forth in the Performance Guaranty or (ii) repudiate any of its obligations under the Performance Guaranty; or

      (n) the "Purchase and Sale Termination Date" under and as defined in the Purchase and Sale Agreement shall occur under the Purchase and Sale Agreement or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Purchase and Sale Agreement.

                                   EXHIBIT VI
                    SUPPLEMENTAL PERFECTION REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

      In addition to the representations, warranties and covenants contained in
Exhibit III hereof, the Seller hereby makes the following additional representations, warranties and covenants:

      1.    Receivables; Lock-box Accounts.

            (a) The Pool Receivables constitute "accounts", "general intangibles" or "tangible chattel paper", each within the meaning of the applicable UCC.

            (b) Lock-Box Accounts. Each Lock-Box Account constitutes a "deposit account" within the meaning of the applicable UCC.

      2. Creation of Security Interest. The Seller owns and has good and marketable title to the Pool Receivables and Lock-Box Accounts (and the related lock-boxes), free and clear of any Adverse Claim. The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Pool Receivables and the Lock-Box Accounts (and the related lock-boxes) in favor of the Issuer, which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Seller.

      3.    Perfection.

            (a) General. The Seller has or has caused, or will or will cause within ten days after the date hereof, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Pool Receivables from the Originator to the Seller pursuant to the Purchase and Sale Agreement and the security interest granted by the Seller to the Issuer in the Receivables and Lock-Box Accounts (and the related lock-boxes) hereunder.

            (b) Tangible Chattel Paper. With respect to any Pool Receivable that constitutes "tangible chattel paper", the Servicer is in possession of the original copies of the tangible chattel paper that constitute or evidence such Pool Receivables, and the Seller has filed or has caused the Originator to file, or will file or will cause the Originator to file within ten days after the date hereof, the financing statements described in paragraph (a) above, each of which will contain a statement that: "A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Issuer." The Pool Receivables to the extent they are evidenced by "tangible chattel paper" do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Issuer.

            (c) Lock-Box Accounts. With respect to all Lock-Box Accounts (and all related lock-boxes), the Seller has delivered to the Administrator, on behalf of the Issuer, a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions given by the Administrator with respect to all funds on deposit in such Lock-Box

Account (and all funds sent to the respective lock-box), without further consent by the Seller or the Servicer.

      4.    Priority.

            (a) Other than the transfer of the Receivables by the Originator to the Seller pursuant to the Purchase and Sale Agreement and the grant of security interest by the Seller to the Issuer in the Pool Receivables and Lock-Box Accounts (and the related lock-boxes) hereunder, neither the Seller nor the Originator has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Pool Receivables or Lock-Box Accounts (and the related lock-boxes) to any other Person.

            (b) Neither the Seller nor the Originator has authorized, or is aware of, any filing of any financing statement against the Seller or the Originator that includes a description of collateral covering the Pool Receivables or any other Pool Assets, other than any financing statement filed pursuant to the Purchase and Sale Agreement and the Agreement or financing statements that have been validly terminated prior to the date hereof.

            (c) The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller or the Originator.

            (d) None of the Lock-Box Accounts (and the related lock-boxes) are in the name of any Person other than the Seller or the Issuer. None of the Seller, the Servicer or the Originator has consented to any Lock-Box Bank's complying with instructions of any person other than the Administrator.

      5. Survival of Supplemental Representations. Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Exhibit VI shall be continuing, and remain in full force and effect until such time as all the Capital has finally been paid in full and all other obligations of the Seller under the Agreement or any other Transaction Documents have been fully performed.

      6. No Waiver. The parties to the Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Exhibit VI; (ii) shall provide the ratings agencies rating the Notes with prompt written notice of any breach of any representations set forth in this Exhibit VI, and (iii) shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Exhibit VI.

      7. Seller to Maintain Perfection and Priority. In order to evidence the interests of the Issuer under this Agreement, the Seller shall, from time to time take such action, or execute and deliver such instruments (other than filing financing statements) as may be necessary or advisable (including, without limitation, such actions as are requested by the Administrator on behalf of the Issuer) to maintain and perfect, as a first-priority interest, the Issuer's security interest in the Pool Assets. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator's authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Purchaser's security interest in the Pool Assets as a first-priority interest. The Administrator's approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, the Originator or the Issuer where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Seller, the Servicer, nor the Originator, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator, on behalf of the Issuer.

                                   SCHEDULE I
                          CREDIT AND COLLECTION POLICY


                                  Schedule I-1

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS


 Lock-Box Bank        Seller                    Lock Box No.   Account No.
 -------------        ------                    ------------   -----------
 PNC Bank, National   Energy Services Funding   827032         8606074246
 Association          Corporation


                                  Schedule II-1

                                  SCHEDULE III
                                   TRADE NAMES


Corporate Name                               Trade Names / Fictitious Names
--------------                               ------------------------------

Energy Services Funding Corporation          None


                                 Schedule III-1

                                   SCHEDULE IV
                          LOCATION OF RECORDS OF SELLER


460 North Gulph Road
King of Prussia, Pennsylvania  19406-2815


100 Kachel Boulevard
Suite 400
Reading, Pennsylvania  19607


1100 Berkshire Boulevard
Suite 305
Wyomissing, Pennsylvania  19610


                                 Schedule IV-1

                                                                       ANNEX A-1
                                               TO RECEIVABLES PURCHASE AGREEMENT


                       FORM OF INFORMATION PACKAGE (SETTLEMENT DATE)


                                    Annex A-1

                                                                       ANNEX A-2
                                               TO RECEIVABLES PURCHASE AGREEMENT


               FORM OF INFORMATION PACKAGE (INTER-SETTLEMENT DATE)


                                    Annex A-2

                                                                         ANNEX B
                                               TO RECEIVABLES PURCHASE AGREEMENT


                             FORM OF PURCHASE NOTICE


                                    Annex B-1

                             FORM OF PURCHASE NOTICE

                                ________, [2001]

PNC Bank, National Association
One PNC Plaza, 3rd Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707

Ladies and Gentlemen:

      Reference is hereby made to the Receivables Purchase Agreement, dated as of November 30, 2001 (as heretofore amended or supplemented, the "Receivables Purchase Agreement"), among Energy Services Funding Corporation ("Seller"), UGI Energy Services, Inc., as Servicer, Market Street Funding Corporation ("Issuer") and PNC Bank National Association (the "Administrator"). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

      This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell pursuant to the Receivables Purchase Agreement an undivided variable percentage interest in a pool of receivables on [ , 200 ], for a Purchase Price of $____________. Subsequent to this purchase, the aggregate outstanding Capital will be $___________. The pro forma calculation of the Purchased Interest after giving effect to the increase in Capital is [_______________].

      Seller hereby represents and warrants as of the date hereof, and as of the date of purchase, as follows:

      (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct in all respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made (pursuant to paragraph 2(b) of Exhibit II of the Receivables Purchase Agreement) on such dates (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all respects as of such earlier date);

      (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase;

      (iii) after giving effect to the purchase proposed hereby, the Purchased Interest will not exceed 100% and the Capital will not exceed the Purchase Limit;

      (iv) no Default Event shall have occurred and is continuing; and

      (v) the Facility Termination Date shall not have occurred.


                                    Annex B-2

      IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.



                              ENERGY SERVICES FUNDING CORPORATION


                              By:_____________________________________________
                              Name Printed:___________________________________
                              Title:__________________________________________


                                    Annex B-3

                                                                         ANNEX C
                                               TO RECEIVABLES PURCHASE AGREEMENT


                             FORM OF PAYDOWN NOTICE


                                    Annex C-1

                             FORM OF PAYDOWN NOTICE


                             ______________, _____





PNC Bank, National Association
249 Fifth Avenue
Pittsburgh, New York 15222-2707
Attention: John T. Smathers

Ladies and Gentlemen:

      Reference is hereby made to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified, the "Receivables Purchase Agreement"), among Energy Services Funding Corporation, as Seller, UGI Energy Services, Inc., as Servicer, Market Street Funding Corporation, as Issuer, and PNC Bank, National Association, as Administrator. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

      This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Capital on ____________, _____1 by the application of $___________ in cash to pay Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Capital, together with all costs related to such reduction of Capital.

________

1 Notice must be given (i) at least one Business Day prior to the requested paydown date, in the case of reductions of greater than $1,000,000 and less than or equal to $3,000,000; (ii) at least two Business Days prior the requested paydown date, in the case of reductions of greater than $3,000,000 and less than or equal to $10,000,000; and (ii) at least five Business Days prior to the requested paydown date, in the case of reductions of greater than $10,000,000.


                                    Annex C-2

      IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

                              ENERGY SERVICES FUNDING CORPORATION

                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

Receivables Purchase Agreement

(UGI)


                                    Annex C-3

                                TABLE OF CONTENTS


                                   ARTICLE I.
                       AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1       Purchase Facility........................................................      1
Section 1.2       Making Purchases.........................................................      1
Section 1.3       Purchased Interest Computation...........................................      2
Section 1.4       Settlement Procedures....................................................      3
Section 1.5       Fees.....................................................................      6
Section 1.6       Payments and Computations, Etc...........................................      6
Section 1.7       Increased Costs..........................................................      6
Section 1.8       Requirements of Law......................................................      7
Section 1.9       Inability to Determine Euro-Rate.........................................      8

                                   ARTICLE II.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                               TERMINATION EVENTS

Section 2.1       Representations and Warranties; Covenants................................      9
Section 2.2       Termination Events.......................................................      9

                                  ARTICLE III.
                                 INDEMNIFICATION

Section 3.1       Indemnities by the Seller................................................      9
Section 3.2       Indemnities by the Servicer..............................................     11
Section 3.3       Notice of Claims.........................................................     11

                                   ARTICLE IV.
                         ADMINISTRATION AND COLLECTIONS

Section 4.1       Appointment of the Servicer..............................................     12
Section 4.2       Duties of the Servicer...................................................     12
Section 4.3       Lock-Box Arrangements....................................................     13
Section 4.4       Enforcement Rights.......................................................     14
Section 4.5       Responsibilities of the Seller...........................................     15
Section 4.6       Servicing Fee............................................................     15

                                   ARTICLE V.
                                  MISCELLANEOUS

Section 5.1       Amendments, Etc..........................................................     16
Section 5.2       Notices, Etc.............................................................     16
Section 5.3       Assignability............................................................     16
Section 5.4       Costs, Expenses and Taxes................................................     18
Section 5.5       No Proceedings; Limitation on Payments...................................     18
Section 5.6       Confidentiality..........................................................     18
Section 5.7       GOVERNING LAW AND JURISDICTION...........................................     19

Section 5.8       Execution in Counterparts................................................     19
Section 5.9       Survival of Termination..................................................     19
Section 5.10      WAIVER OF JURY TRIAL.....................................................     19
Section 5.11      Entire Agreement.........................................................     20
Section 5.12      Headings.................................................................     20
Section 5.13      Issuer's, Administrator's, Seller's and Servicer's Liabilities...........     20

EXHIBIT I         Definitions
EXHIBIT II        Conditions of Purchases
EXHIBIT III       Representations and Warranties
EXHIBIT IV        Covenants
EXHIBIT V         Termination Events
EXHIBIT VI        Supplemental Perfection Representations, Warranties and Covenants

SCHEDULE I        Credit and Collection Policy
SCHEDULE II       Lock-Box Banks and Lock-Box Accounts
SCHEDULE III      Trade Names
SCHEDULE IV       Location of Records of Seller

ANNEX A-1         Form of Information Package (Settlement Date)
ANNEX A-2         Form of Information Package (Inter-Settlement Date)
ANNEX B           Form of Purchase Notice
ANNEX C           Form of Paydown Notice


                                       ii